Exhibit 10.1

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is dated as of August 23, 2011, and is made by and among Cypress Equipment Fund A, LLC, a California limited liability company (the “Fund”), Cypress Equipment Management Corporation VI, a California corporation (the “Manager”), Cypress Capital Corporation, a California corporation (the “Dealer Manager”), and Comerica Bank, a Texas banking association (in its capacity as escrow agent, the “Escrow Agent”).

RECITALS

This Agreement is being entered into in reference to the following facts:

A. The Fund will be offering and selling (“Offering”) a minimum of 120,000 units of its limited liability company interest (the “Units”) on a best efforts, minimum/maximum basis, up to a maximum of 20,000,000 Units (“Maximum Offering”) to investors meeting certain suitability standards at $10.00 per Unit, subject to certain reductions as described in the Fund’s prospectus included in its registration statement on Form S-1, as filed with the Securities and Exchange Commission (the “Registration Statement”), as it may be amended and supplemented from time to time (the “Prospectus”).

B. Each person who subscribes to purchase Units (a “Subscriber”) will be required to enter into a subscription agreement (the “Subscription Agreement,” a copy of which is attached as Exhibit C to the Prospectus and to pay the subscription funds at the time of the subscription (the “Subscription Funds”).

C. Under the terms of the Fund’s Operating Agreement, included as Exhibit B to the Prospectus, and the Best Efforts Selling Agreement to be entered into by and among the Fund, the Manager and the Dealer Manager, the Subscription Funds are required to be held in an escrow account (the “Escrow Account”) until the receipt and acceptance of subscription proceeds of not less than $1,200,000 (the Minimum Offering);

D. Upon receipt and acceptance by the Manager of subscriptions for the Minimum Offering, the Subscription Funds may be distributed to the Fund, subject to the terms of this Agreement. The Fund desires that the Escrow Agent act as escrow agent for the Subscription Funds. The Escrow Agent is willing to serve as escrow agent for the Subscription Funds under the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.

ARTICLE 1 - APPPOINTMENT; DEPOSITS

1.1 Appointment. The Escrow Agent shall act as the escrow agent to receive and to hold the Subscription Funds subject to the terms of this Agreement.

1.2 Escrow Deposits.

(a) On or before the commencement of the offering, the Escrow Agent shall establish an escrow account at Comerica Bank designated by the Escrow Agent to receive the Subscription Funds (the “Escrow Account”). Until such time that the Manager receives and accepts subscriptions for the Offering, the Dealer Manager, the Manager and the Fund shall cause each Subscriber to deposit the Subscriber’s Subscription

Funds with the Escrow Agent as its subscription for the Offering are accepted. The Escrow Agent shall deposit and hold all Subscription Funds in the Escrow Account at all times until such funds are disbursed therefrom in accordance with the terms hereof. As and when Subscription Funds are delivered to the Escrow Agent, the Dealer Manager, the Manager or the Fund, as applicable, shall deliver to the Escrow Agent a schedule listing in the form of Exhibit A attached hereto (each a Subscriber Schedule”), stating (a) the name, address, tax identification number, whether the Subscription Funds are subject to Article 4 hereof and such other information as the Escrow Agent may require, and (b) the amount of Subscription Funds being deposited with the Escrow Agent for each Subscriber and copies of executed Subscriber subscription agreements for each Subscriber whose funds are included in such Proceeds. Payment for each subscription for Units shall be made to “Comerica Bank - Cypress A Escrow.”

(b) The Escrow Agent shall have no duty to disburse, invest or otherwise use Subscription Funds until and unless it has good and collected funds (“Collected Funds”). Any check returned unpaid to the Escrow Agent shall be returned to the Subscriber that submitted the check and the Escrow Agent shall promptly notify the Fund of such return. If any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been disbursed by the Escrow Agent, then the Fund shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Manager. The Escrow Agent shall be under no duty to enforce collection of any check delivered to it hereunder.

(c) Deposits made to the Escrow Agent shall be by check or wire transfer payable or pursuant to instructions that the Escrow Agent may deliver to the Manager in writing from time to time. Upon the request of the Manager, the Escrow Agent shall deliver confirmation and verification of receipt and deposit of such Subscription Funds by written statement or by e-mail, as soon as practicable after receipt.

1.3 Investment.

(a) The Escrow Agent shall invest all Subscription Funds only in Comerica Bank money market funds. Any such investment of Escrow Account shall be made in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. The Escrow Agent shall not be obligated to earn any particular yield or rate of return on the Subscription Funds. Interest or other income earned and paid on the invested Subscription Funds shall be added to the Escrow Account and reinvested. Such amounts of interest and other income are referred to in this Agreement as “Interest Proceeds.” The Escrow Agent may sell or redeem any such investments as the Escrow Agent deems necessary to make any payments or distributions required under this Agreement. The Escrow Agent is not providing investment supervision, recommendations or advice.

(b) The Escrow Agent has no liability for any loss sustained as a result of any investment or sale of investment made by the Escrow Agent in accordance with this Agreement, in accordance with applicable laws, rules and regulations, pursuant to the direction of the Manager or as a result of any liquidation of any investment prior to its maturity.

1.4 Periodic Statements. The Escrow Agent shall deliver monthly statements to the Manager, which may be provided by written statement or electronically, reflecting the total amount of Subscription Funds then held in the Escrow Account. The Escrow Agent shall also deliver more frequent reports upon the request of the Manager. Such reports shall detail transactions of the Escrow Account.

1.5 No Claims or Encumbrances. Subscription Funds deposited into the Escrow Account shall not be claimed or encumbered by the Manager, the Dealer Manager, the Fund, the Escrow Agent, any selling agents, or any affiliates or creditors of any of the preceding until after such time as the Subscription Funds are distributed pursuant to Article 2 hereof.

ARTICLE 2 – DISBURSEMENTS

2.1 Acceptance of Minimum Offering Subscriptions.

(a) If the Fund receives and accepts Subscriptions in an amount equal to or greater than the Minimum Offering amount on or before the Cut Off Date (as hereinafter defined) (collectively, the “Release Conditions”), then the Fund, the Dealer Manager or the Manager shall immediately notify the Escrow Agent that the Release Conditions have been satisfied, and of the date thereof (the “Initial Closing Date”). The determination of whether the Minimum Offering amount has been received before the Cut-Off Date shall be determined on the basis of Collected Funds as of such date. “Cut-Off Date” means a date one year from the date of the final Prospectus. The Fund shall give the Escrow Agent a notice specifying the date of the final Prospectus. Promptly after its receipt of such notice(s) and instructions from the Fund, the Escrow Agent shall disburse to the Fund (by wire transfer or such other reasonable method of payment requested by the Fund) the principal amount of all Subscription Funds then held by Escrow Agent, together with all interest accrued thereon. From and after the Initial Closing Date to and including the Final Closing Date (as hereinafter defined), the Escrow Agent shall promptly disburse to the Fund the principal amount of any Subscription Funds as and when received by the Escrow Agent as Collected Funds, together with all accrued interest thereon to the date of disbursement.

(b) If the Fund does not receive and accept subscriptions from Subscribers in an amount equal to or greater than the Minimum Offering amount and/or the Release Conditions are not otherwise met on or before the Cut Off Date or if the Offering is terminated by the Manager on any date prior to such date, then the Fund or the Dealer Manager or the Manager shall immediately give notice to the Escrow Agent of the termination of the Offering. Promptly after such notification, the Escrow Agent shall return directly to each Subscriber, as a complete distribution, such Subscriber’s Subscription Funds, together with the Subscriber’s pro rata share of interest earned thereon as calculated herein, without deduction, penalty, or expense to the Subscriber. Furthermore, in such event, Subscription Funds shall not, under any circumstance, be returned to the Manager, the Fund or the Dealer Manager for return to the Subscribers. The Fund represents, warrants, and covenants that the Subscription Funds returned to each Subscriber are and shall be free and clear of any and all claims of the Fund and its creditors.

(c) If a Subscriber’s subscription is not accepted or, if after a Subscriber’s subscription is accepted, the Fund determines that it must be returned, then the Fund shall immediately give notice of such fact to the Escrow Agent. Promptly after its receipt of such notice, the Escrow Agent shall return to the subject Subscriber, as a complete distribution, his subscription amount, with Interest Proceeds thereon. If the Fund rejects any subscription for which the Escrow Agent has not yet received Collected Funds, but has submitted the Subscriber’s check for collection, then the Escrow Agent shall promptly issue a check in the amount of the Subscriber’s check to the rejected Subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected Subscriber’s check for collection, then the Escrow Agent shall promptly remit the Subscriber’s check directly to the Subscriber.

(d) The Escrow Agent shall not be required to take any action under this Section 2.1 until they shall have received proper written notification from the Fund or the Dealer Manager. The Escrow Agent shall not be required to release any funds that constitute the Proceeds unless the funds represented thereby are Collected Funds.

(e) Notwithstanding any provision hereof to the contrary, the Escrow Agent is not obligated to remit any Interest Proceeds to Subscriber hereunder until it has received from the Subscriber and originally signed and completed IRS form W-9 for each Subscriber in the form included in the Subscription Agreement.

2.2 Calculation and Payment of Interest. If the Subscription Funds and any Interest Proceeds become distributable to the Subscribers pursuant to Section 2.1 hereof, then the Manager shall compute the pro rata share of Interest Proceeds paid or earned of the applicable Subscription Funds and shall inform the Escrow Agent of these amounts. The Escrow Agent shall be entitled to entirely rely on the Manager’s computation of such amounts, with no duty to calculate or confirm such amounts.

ARTICLE 3 – PENNSYLVANIA SUBSCRIPTIONS

3.1 Pennsylvania Subscription Funds. The Fund, Dealer Manager and the Manager shall notify the Escrow Agent, as and when received, which Subscription Funds have been received from Subscribers residing in Pennsylvania at the time of the Subscription (“Pennsylvania Subscriptions”) . Notwithstanding the terms of this Agreement to the contrary, the Escrow Agent shall maintain any and all Subscription Funds deposited with the Escrow Agent and so identified by the Fund, Dealer Manager or the Manager in a separate escrow account entitled “Comerica Bank as Escrow Agent - Cypress A Pennsylvania Escrow Account.” The terms of the escrow for Pennsylvania subscriptions will be the same as provided for all Subscription Proceeds under this Agreement, except as expressly stated in the following Sections.

3.2 Pennsylvania Subscription Funds Disbursements. The amount of Subscription Funds held in the Pennsylvania Escrow Account will not be counted in determining satisfaction of the Minimum Offering unless the Pennsylvania Minimum (as defined below) is reached before to the date that the amount of the Minimum Offering is otherwise received from non-Pennsylvania Subscribers. The funds in the Pennsylvania Escrow Account will be retained in such account and will not be disbursed to the Fund upon the release of other Subscription Funds at the time the Minimum Offering is reached unless the conditions for release of Pennsylvania Subscriptions set forth in this Section are first satisfied. If and at such time as the Fund and the Dealer Manager deliver to the Escrow Agent a certificate, together with any other documentation that the Escrow Agent may reasonably require, which demonstrates that the Fund has received a total amount in Collected Funds which, when added to the total amount held in the Pennsylvania Escrow Account, represent aggregate Subscription Funds of not less than $10,000,000 (the “Pennsylvania Minimum”), and upon receipt of written instructions from each of the Fund and the Dealer Manager, the Escrow Agent shall disburse to the Fund all Subscription Funds held in the Pennsylvania Escrow Account.

3.3 Interim Return or Retention of Pennsylvania Subscriptions. If Collected Funds representing the Pennsylvania Minimum have not been received on or before the date which is 120 days after the date of the Prospectus, then the Fund and the Dealer Manager will notify each Pennsylvania Subscriber whose Subscription Funds are held in the Pennsylvania Escrow Account within 10 calendar days following the end of such period that such Subscriber has the right to have the escrowed Subscription Proceeds returned to the Subscriber by notifying the Escrow Agent that such return is desired within 10 calendar days after receipt of such notification of the right to such return. The Escrow Agent shall remit to investors requesting a return of Subscription Funds held for such investors, together with any interest accrued thereon promptly, but in no event later than 15 calendar days following receipt by the Escrow Agent of the notice requesting such return. Any Subscription Funds from Pennsylvania Subscribers which remain in the Escrow Account after the expiration of the periods described in this Section 3.3 will be held until the satisfaction of the Pennsylvania Minimum or the termination of the Offering, provided that, at the end of each subsequent 120-day period of the escrow, the Fund and the Dealer Manager shall repeat the offer to return Pennsylvania Subscriptions to the Pennsylvania Subscribers whose Subscription Funds remain in the escrow after the prior notice(s) described in this Section 3.3 above, and shall follow the notice and return procedures provided in this Section 3.3.

3.4 Termination of the Offering. If the Offering is terminated before to receipt of Collected Funds representing the Pennsylvania Minimum or if the Pennsylvania Minimum is not satisfied within one year from the date that the Registration Statement is declared effective by the SEC, then the Fund and the Dealer Manager shall give notice of that fact to the Escrow Agent. Promptly after its receipt of that notice, the Escrow Agent shall disburse all Subscription Funds in the Pennsylvania Escrow Account, together with all interest accrued thereon, to the Subscribers who transmitted them without deduction, penalty or expense to the Pennsylvania subscriber, and the Escrow Agent shall advise the Fund and the Dealer Manager that the Escrow Agent has done so. Any such disbursements to Pennsylvania subscribers will be on the same terms as all disbursements under this Agreement.

ARTICLE 4 – ESCROW PROCEDURES

4.1 Retention of Subscription Proceeds; Interest Reporting.

(a) In the absence of direction by the Manager, all Subscription Funds of the Escrow Account shall be retained in the Escrow Account and reinvested from time to time by the Escrow Agent as provided in Section 1.3 hereof.

(b) If any Interest Proceeds remain undistributed at the end of any calendar year, then the Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as have been earned by the Fund.

4.2 Successor Escrow Agent. Any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Escrow Agent shall be a party, or any corporation to which substantially all the escrow business of the Escrow Agent may be transferred, shall be the Escrow Agent under this Agreement without further action by the parties. In such event, however, and notwithstanding the provisions of Section 4.9, the Manager may immediately upon ten (10) days’ notice remove the Escrow Agent.

4.3 Limited Liability.

(a) In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties under this Agreement, the Escrow Agent shall not be liable to anyone for any damages, losses, or expenses that it may incur as a result of the Escrow Agent so acting, or failing to act, except that the Escrow Agent shall be liable for damages arising out of its willful misconduct or gross negligence under this Agreement, as determined by a court of competent jurisdiction. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(b) The Escrow Agent shall not incur any such liability with respect to any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by proper person or persons and to conform with the provision of this Agreement. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with such counsel, accountants, and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken or omitted in good faith upon the advice of such counsel, accountants or other skilled persons.

4.4 Indemnification. The Fund and the Manager shall jointly and severally indemnify and hold harmless the Escrow Agent, and its directors, officers, agents and employees, against any and all losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursement which may be incurred by it arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, or resulting from any instruction or act or omission of the Manager, the Dealer Manager, or the Fund except, that if the Escrow Agent shall be found to have engaged in willful misconduct or gross negligence under this Agreement by any court of competent jurisdiction, then, in that event, the Escrow Agent shall bear all such losses, claims, damages and expenses to the extent resulting from the Escrow Agent’s gross negligence or willful misconduct. The indemnity provided by this Section shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

4.5 Instructions. If the Escrow Agent is uncertain as to its duties or rights under this Agreement or it receives instructions, claims or demands from any party to this Agreement that, in its opinion, conflict with any of the provisions of this Agreement, then the Escrow Agent shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties to this Agreement or by a final order or judgment of a court of competent jurisdiction.

4.6 Express Duties. The Escrow Agent’s rights and responsibilities are governed solely by this Agreement. Reference to the Escrow Agent as “agent” is a matter of market custom only and is not intended to and does not impose any fiduciary duties on the Escrow Agent. The Escrow Agent’s duties are express shall be determined solely by the express terms hereof. Neither the Subscription Agreement nor any other agreement or document shall govern the Escrow Agent even if such other agreement or document is referred to herein, is deposited with, or is otherwise known to, the Escrow Agent. The Escrow Agent had no role in the preparation of the Subscription Agreement, has not reviewed any such document and makes no representations or warranties with respect to the information contained therein or omitted therefrom. The Escrow Agent shall have no duty or obligation to monitor the application and use of the Subscription Funds once transferred to the Fund, that being the sole obligation and responsibility of the Fund and the Manager.

4.7 Escrow Agent Compensation. The Manager shall compensate the Escrow Agent for its services under this Agreement: (a) a $1,400 non-refundable start-up fee, payable upon the Escrow Agent execution of this Agreement; and (b) an annual renewal fee of $0, payable on each anniversary date of this Agreement; and (c) a $30 escrow processing fee for each receipt and disbursement of Subscription Proceeds. Payment of the start up fee is a condition precedent to the Escrow Agent’s duties hereunder. No party other than the Manager shall be obligated to pay such fees. The Escrow Agent shall have no right to claim or encumber deposited Subscription Funds for payment of fees.

4.8 Term. This Agreement shall terminate, and the Escrow Agent shall have no further obligation with respect to the Subscription Funds after distribution of all Subscription Funds and Interest Proceeds in accordance with this Agreement. The provisions of Sections 4.3 and 4.4 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

4.9 Resignation or Removal. The Escrow Agent may at any time resign and be discharged from the duties and obligations created by this Agreement by giving at least 30 days’ prior notice to the Dealer Manager, the Manager and the Fund and accounting in full for all sums delivered to, and held by, it and all earnings thereon. The Dealer Manager, the Manager or the Fund may remove the Escrow Agent at any time upon 30 days’ prior notice, or upon ten (10) business days’ notice, pursuant to Section 5.1. Any successor escrow agent shall deliver to the departing Escrow Agent, the Manager and the Fund a written instrument accepting such appointment and shall accept delivery of the Escrow Account to hold and distribute in accordance with the terms of this Agreement. If no successor escrow agent shall have been appointed within 30 days after the Manager and the Fund receive notice of the Escrow Agent’s intention to resign or within 30 days of the Escrow Agent’s receipt of notice of its removal, the Escrow Agent may petition a court of competent jurisdiction to appoint a successor, and fees for such petition shall be paid by the Manager. Upon delivery and acceptance of the Subscription Funds to a court or to a successor, the Escrow Agent shall be discharged from any future obligations under this Agreement.

4.10 Disputes.

(a) If there is any disagreement or the presentation of any adverse claim or demand in connection with the disbursement of the Subscription Funds, the Escrow Agent may, at its option, after providing notice to the Fund and to the Manager of such disagreement or adverse claim or demand, refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing, the Escrow Agent shall not become liable to the undersigned or to any other person, due to its failure to comply with such adverse claim or demand. If the Fund or the Manager does not provide satisfactory assurances to the Escrow Agent that it may act in accordance with the other provisions of this Agreement, then the Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act until:

(i) authorized to disburse the Subscription Funds by an order from a court purporting to have jurisdiction of the parties and the Subscription Funds, after which time the Escrow Agent shall be entitled to act in conformity with such order; or

(ii) the Escrow Agent (i) shall have been notified that all differences shall have been adjusted by agreement, and (ii) shall have been directed in writing to take certain actions with respect to the Subscription Funds subject to the adverse claim or demand, signed jointly or in counterpart by the Fund and by all persons making adverse claims or demands, at which time the Escrow Agent shall be protected in acting in compliance therewith.

(b) At any time prior to the Escrow Agent’s receipt of a court order or a notice, as provided in clauses “(i)” or “(ii)” of Subsection 4.10(a), the Escrow Agent may, but is not required to, file a suit in interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court adverse claims or demands raised pursuant to this Section 4.10. If such interpleader suit is brought, the Escrow Agent shall ipso facto be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon it in relation to the disputed amount. The Fund and the Manager shall reimburse the Escrow Agent for all costs, expenses, and reasonable attorney’s fees expended or incurred by the Escrow Agent in connection with such adverse claim or demand, the amount thereof to be fixed and judgment thereof to be rendered by the court in such lawsuit.

4.11 Representation of the Fund. The status of the Escrow Agent with respect to the offering of the Units is that of escrow agent only for the limited purposes set forth in this Agreement. Each of the Fund, the Manager and the Dealer Manager shall not and shall not cause another party to represent or imply that the Escrow Agent has investigated the desirability or advisability of an investment in the Units, or has approved, endorsed or passed upon the merits of the Units or the offering. The Fund shall not use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Units, other than reference to the fact that the Escrow Agent has agreed to serve as the escrow agent for the Offering.

4.12 Customer Identification; Deposit Information. Concurrently with their execution and delivery of this Agreement, the Fund, Dealer Manager and the Manager shall each deliver to the Escrow Agent such identification as required by law and such authorization documents and information concerning the source of the funds constituting the Subscription Funds, all as the Escrow Agent may require. Without limiting the generality the foregoing, each of the Fund, Dealer Manager and the Manager shall deliver to the Escrow Agent (a) a copy of its organizational documents (e.g., articles of incorporation, operating agreement, etc.), (b) corporate/partnership resolutions, signed by its an appropriate signatory, authorizing it to enter this Agreement, and (c) a completed Certificate of Authority in the form approved by the Escrow Agent, reflecting the names and titles of the persons authorized to sign and deliver any document specified herein on behalf of any party hereto and an original handwritten exemplar of such persons signature.

ARTICLE 5 – GENERAL PROVISIONS

5.1 Notices.

(a) In order to be effective under the terms hereof, all notices, requests, waivers, consents demands and other communication or deliveries required or permitted to be given under this Agreement shall be deemed to have been duly given (a) upon the written confirmation of receipt if delivered via facsimile or e-mail; or upon delivery, if delivered personally, sent via a guaranteed overnight delivery service such as FedEx or mailed, first class, postage prepaid, registered or certified mail, as follows:

If to a Subscriber: To such subscriber’s address as specified on the Schedule of Subscribers.

If to the Manager or the Fund:

Cypress Equipment Management Corp. VI

Bayside Plaza

188 The Embarcadero Suite 420

San Francisco, California 94105

Attention: Stephen Harwood

Voice: 415-281-3020

Fax: 415-281-3021

e-mail: sharwood@cypressleasing.com

If to the Dealer Manager:

Cypress Capital Corporation

Bayside Plaza

188 The Embarcadero Suite 420

San Francisco, California 94105

Attention: Daniel Rael

Voice: 415-281-3036

Fax: 415-281-3023

e-mail: drael@cypressleasing.com

If to the Escrow Agent

Special Corporate Financial Services

Comerica Bank

Two Embarcadero Center, Suite 300

San Francisco, California 94111

Attention: Lawrence Nelson/Winnie Chow

Voice: 415-477-3248

Fax: 415-477-3240

(b) Any notices, requests, demands, and other communications received after 5 PM in the recognized time zone of delivery shall be deemed received the next business day. “Business day” means any day other than Saturday, Sunday, or any other day on which the Escrow Agent is authorized or required by law or executive order to remain closed.

5.2 Arbitration.

(a) All disputes between the Seller and/or the Buyer, on the one hand, the Escrow Agent on the other hand, relating to the payment of the Subscription Funds and/or the Escrow Agent’s rights, obligations, and liabilities arising from or related to this Agreement shall be resolved by mandatory binding expedited arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect as of the date the request for arbitration is filed (the “Rules”) before a single, neutral arbitrator, selected in accordance with the Rules. Each of the parties may initiate such an arbitration pursuant to the Rules. The arbitration shall be held in San Francisco, California (such site being herein referred to as the “Forum”).

(b) Any court having jurisdiction of the parties and the subject matter may enforce such a decision. Each of the parties hereto submits to the non-exclusive personal jurisdiction of the courts of the Forum as an appropriate place for compelling arbitration or giving legal confirmation of any arbitration award, and irrevocably waives any objection which it may now or hereafter have to the venue of any such enforcement proceeding brought in any of said courts and any claim of inconvenient forum. Each of the parties agrees that service of process for all arbitration proceedings may be made in accordance with the Rules and shall be deemed effective as provided therein.

5.3 Governing Law. This Escrow Agreement shall be governed by and be construed and enforced in accordance with the laws of the State of California without giving effect to conflicts of laws principles.

5.4 Section Headings. The section headings of this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

5.5 Integration. This Agreement sets forth the entire agreement and understanding of the parties in respect to this Agreement and supersedes all prior agreements, arrangements, and understandings relating to the subject matter of this Agreement.

5.6 Waivers and Amendments. This Agreement may be amended, modified, superseded, or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other terms of this Agreement. In no instance may this Agreement be modified or amended in contravention of the terms of the Subscription Agreement.

5.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or electronically by portable document format, and such facsimile or electronic document will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

5.8 Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective successors and assigns.

5.9 USA Patriot Act Notice. The Escrow Agent notifies the other parties hereto that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”) the Escrow Agent is required to obtain, verify and record information that identifies the other parties to this Agreement, which information includes the name and address of those parties and other information that will allow the Escrow Agent to identify them in accordance with the Act. In particular:

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain,

verify, and record information that identifies each person or entity that opens an account.

WHAT THIS MEANS FOR YOU: when you open an account, we will ask the name and address of the entity and other information that will allow us to identify the business or organization. We may also ask to see identifying documents.

5.10 No Third Party Beneficiaries. None of the Manager, the Dealer Manager or the Escrow Agent intends that any rights, duties or restrictions contained herein shall inure to the benefit of any third party.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement by and through its duly authorized representative as of the date first above written.

“FUND”		“MANAGER”
Cypress Equipment Fund A, LLC		Cypress Equipment Management Corporation VI

By	/s/ Stephen R. Harwood	By	/s/ Stephen R. Harwood
Its	President of Manager	Its	President

“DEALER MANAGER”		“ESCROW AGENT”
Cypress Capital Corporation		Comerica Bank

By	/s/ Daniel P. Rael	By	/s/ Lawrence T. Nelson
Its	Senior Vice President		Lawrence T. Nelson,
Vice President-Special Corporate
Financial Services

SCHEDULE 1

Form of Subscription Agreement

EXHIBIT A

SUBSCRIBER SCHEDULE

To: Comerica Bank Special Corporate Financial Services Comerica Bank Two Embarcadero Center, Suite 300 San Francisco, California 94111 Attention: Lawrence Nelson/Winnie Chow	Date: ________, 201_ Account No. _________ Escrow No. __________

To Whom This May Concern:

We enclose herewith wire(s) or check(s) to your order or duly endorsed by the undersigned for $                                     to cover subscription(s) to Units of Cypress Equipment Fund A, LLC as follows:

NAME & ADDRESS OF SUBSCRIBER	SUBSCRIBER TIN	Number of Shares or Units	Penn. Subscriber (Y/N)	W/C	Amount of Subscription	Amount of Money Deposited

Total:

You are instructed to hold such proceeds in escrow pursuant to the Escrow Agreement for the above-referenced escrow.

This letter is sent to you in duplicate. Please receipt and return one copy for our files and retain the original.

Cypress Equipment Fund A, LLC

By
Its

RECEIVED the above referred to funds, to be held in escrow and held subject to the Escrow Agreement for the above-referenced escrow, as of             , 20    .

Comerica Bank

By
Its